              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

   NUMBER                                                     SHARES

    C O

                                                            SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                         BLUE CAPITAL ASSOCIATES, INC.

  100,000,000 SHARES COMMON STOCK              20,000,000 SHARES PREFERRED STOCK
       PAR VALUE $.0001 EACH                          PAR VALUE $.0001 EACH

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS



This is to Certify that       SPECIMEN       is the owner of
                       ----------------------

--------------------------------------------------------------------------
          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
                          BLUE CAPITAL ASSOCIATES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

-------------------------------                     -------------------------
   SECRETARY/TREASURER                                      PRESIDENT